UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 9, 2011

HEMACARE CORPORATION

(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350, Van Nuys, CA 91406

(Address of principal executive offices) (Zip Code)

(818) 226-1968

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 11, 2011, HemaCare Corporation (the “Company”) issued a press release announcing financial results for the fourth quarter and full year of 2010. A copy is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 2.02 of Current Report on Form 8-K, including Exhibit 99.1, will not be treated as “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lisa Bacerra

On March 9, 2011 and effective as of August 11, 2010, the Company entered into an employment agreement with Lisa Bacerra, pursuant to which, Ms. Bacerra will continue to serve as our Chief Financial Officer.

Our employment agreement with Ms. Bacerra provides that she (a) will receive a monthly salary of $13,333.34, subject to adjustment by the Company’s board of directors (the “Board”), and (b) may be entitled to up to 40% of her base annual salary for achieving specified goals determined by the Board. Effective April 1, 2011, Ms. Bacerra’s monthly salary was increased to $14,583. On August 11, 2010, Ms. Bacerra received a 10-year stock option to purchase 25,000 shares of our common stock with an exercise price of $0.59 per share, which option will vest over a four year period, vesting 25% annually on each anniversary of the grant date starting on August 11, 2011. Ms. Bacerra will be entitled to receive all benefits generally available to our senior executives in accordance with the Company’s employee handbook. In addition, in accordance with the Company’s handbook, the Company will pay or reimburse Ms. Bacerra for reasonable travel and other business expenses incurred by Ms. Bacerra in connection with the performance of her duties as the Company’s Chief Financial Officer.

Ms. Bacerra’s employment with the Company is “at-will”, and therefore, the Company may terminate Ms. Bacerra at any time, with or without notice or cause. Upon Ms. Bacerra’s termination, except as set forth below, the Company will pay Ms. Bacerra any compensation then due and owing, including, but not limited to, any accrued and unused paid time off. Upon the occurrence of a “change of control”, if Ms. Bacerra is employed with the Company on the date of such change of control, Ms. Bacerra shall be entitled to receive a lump sum payment equal to 50% of Ms. Bacerra’s annual base salary (which annual base salary shall be equal to the highest base salary rate Ms. Bacerra was paid by the Company within 12 months prior to the change of control). If the Company terminates Ms. Bacerra’s employment with the Company prior to the date of the change of control, and if Ms. Bacerra can reasonably demonstrate that such termination (a) was at the request of a third party who has taken steps reasonably calculated to effect a change of control or (b) otherwise arose in connection with or anticipation of a change of control, then Ms. Bacerra shall be deemed to be employed by the Company as of the date of the change of control and entitled to the lump sum payment described above. Upon the occurrence of a change of control, all outstanding stock options previously granted to Ms. Bacerra (and not yet lapsed) shall be accelerated and become immediately exercisable for a period not exceeding the lesser of (y) 6 months after Ms. Bacerra’s termination incident to the change of control or (z) the expiration date of the original option term.

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The employment agreement provides that a “change in control” will mean the acquisition by any individual, entity or group (as defined in IRS regulations) of beneficial ownership (within the meaning of Rule 13-d-3 promulgated under the Exchange Act) of more than 80% of either (a) the outstanding shares of common stock of the Company, or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, the following acquisitions of stock shall not constitute a change of control: (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (z) any transaction, the purpose of which is to change the Company’s state of incorporation.

In addition, Ms. Bacerra shall not be entitled to receive a payment as a result of a change of control if the change of control is a transaction with respect to the Company’s shares in which (a) Ms. Bacerra participates as a buyer, as part of a buying group or on behalf of the buyer or (b) Ms. Bacerra remains employed by the Company thereafter (even if Ms. Bacerra does not participate as a buyer, as part of a buying group or on behalf of the buyer).

Anna Stock

On March 9, 2011 and effective as of August 11, 2010, the Company entered into an employment agreement with Anna Stock, pursuant to which, Ms. Stock will continue to serve as our Chief Operating Officer.

Our employment agreement with Ms. Stock provides that she (a) will receive a monthly salary of $13,333.34, subject to adjustment by the Board, and (b) may be entitled to up to 40% of her base annual salary for achieving specified goals determined by the Board. Effective April 1, 2011, Ms. Stock’s monthly salary was increased to $14,583. On August 11, 2010, Ms. Stock received a 10-year stock option to purchase 25,000 shares of our common stock with an exercise price of $0.59 per share, which option will vest over a four year period, vesting 25% annually on each anniversary of the grant date starting on August 11, 2011. Ms. Stock will be entitled to receive all benefits generally available to our senior executives in accordance with the Company’s employee handbook. In addition, in accordance with the Company’s handbook, the Company will pay or reimburse Ms. Stock for reasonable travel and other business expenses incurred by Ms. Stock in connection with the performance of her duties as the Company’s Chief Operating Officer.

Ms. Stock’s employment with the Company is “at-will”, and therefore, the Company may terminate Ms. Stock at any time, with or without notice or cause. Upon Ms. Stock’s termination, except as set forth below, the Company will pay Ms. Stock any compensation then due and owing, including, but not limited to, any accrued and unused paid time off. Upon the occurrence of a “change of control”, if Ms. Stock is employed with the Company on the date of such change of control, Ms. Stock shall be entitled to receive a lump sum payment equal to 50% of Ms. Stock’s annual base salary (which annual base salary shall be equal to the highest base salary rate Ms. Stock was paid by the Company within 12 months prior to the change of control). If the Company terminates Ms. Stock’s employment with the Company prior to the date of the change of control, and if Ms. Stock can reasonably demonstrate that such termination (a) was at the request of a third party who has taken steps reasonably calculated to effect a change of control or (b) otherwise arose in connection with or anticipation of a change of control, then Ms. Stock shall be deemed to be employed by the Company as of the date of the change of control and entitled to the lump sum payment described above. Upon the occurrence of a change of control, all outstanding stock options previously granted to Ms. Stock (and not yet lapsed) shall be accelerated and become immediately exercisable for a period not exceeding the lesser of (y) 6 months after Ms. Stock’s termination incident to the change of control or (z) the expiration date of the original option term.

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The employment agreement provides that a “change in control” will mean the acquisition by any individual, entity or group (as defined in IRS regulations) of beneficial ownership (within the meaning of Rule 13-d-3 promulgated under the Exchange Act) of more than 80% of either (a) the outstanding shares of common stock of the Company, or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, the following acquisitions of stock shall not constitute a change of control: (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (z) any transaction, the purpose of which is to change the Company’s state of incorporation.

In addition, Ms. Stock shall not be entitled to receive a payment as a result of a change of control if the change of control is a transaction with respect to the Company’s shares in which (a) Ms. Stock participates as a buyer, as part of a buying group or on behalf of the buyer or (b) Ms. Stock remains employed by the Company thereafter (even if Ms. Stock does not participate as a buyer, as part of a buying group or on behalf of the buyer).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release of HemaCare Corporation, dated March 11, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2011	HEMACARE CORPORATION By /s/ Lisa Bacerra Lisa Bacerra, Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of HemaCare Corporation, dated March 11, 2011.

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